Exhibit 99.1

Earnings Release and Supplemental Package
For the Quarter Ended June 30, 2018

Forest City Realty Trust, Inc. and Subsidiaries - Earnings Release and Supplemental Package
Second Quarter 2018
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended June 30, 2018 and other factors that might cause differences, some of which could be material, include, but are not limited to, the conditions to the completion of the proposed merger transaction may not be satisfied, the parties’ to the proposed merger transaction ability to meet expectations regarding the anticipated timing of the transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed merger transaction, the effect of the announcement or pendency of the proposed merger transaction on business relationships, operating results, stock price, and business generally, risks that the proposed merger transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed merger transaction, risks related to diverting management’s attention from ongoing business operations as a result of the proposed merger transaction, the outcome of any legal proceedings that may be instituted related to the proposed merger transaction or the transaction agreement between the parties to the proposed merger transaction, the amount of the costs, fees, expenses and other charges related to the proposed merger transaction, our ability to carry out future transactions and strategic investments, as well as the acquisition related costs, unanticipated difficulties realizing benefits expected when entering into a transaction, our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, our ability to identify and transact on chosen strategic alternatives for a portion of our retail portfolio, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility, term loan and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the note receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interests of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws and international trade agreements, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, shareholder activism efforts, conflicts of interest, risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

AT THE COMPANY	ON THE WEB
Mike Lonsway	www.forestcity.net
Executive Vice President – Planning
216-416-3325

Jeff Linton
Senior Vice President – Corporate Communication
216-416-3558

FOR IMMEDIATE RELEASE

Forest City Reports 2018 Second-Quarter and Year-to-Date Results

•	Q2 Net earnings: $68.5 million ($0.25 per share) vs. $56.8 million ($0.22 per share) Q2 2017

•	Q2 FFO: $99.7 million ($0.37 per share) vs. $103.5 million ($0.39 per share) Q2 2017

•	Q2 Operating FFO: $98.3 million ($0.36 per share) vs. $105.5 million ($0.40 per share) Q2 2017

•	Q2 Comp NOI up 2.6 percent, with apartments up 5.2 percent and office up 0.8 percent

•	Adjusted EBITDA margins up 480 basis points vs. yearend 2016 benchmark, on a rolling 12-month basis

•	Net Debt to Adjusted EBITDA ratio improves to 6.5 times, on a rolling 12-month basis

CLEVELAND, Ohio - August 2, 2018 - Forest City Realty Trust, Inc. (NYSE: FCEA) today announced financial results for the three and six months ended June 30, 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$68,512	$56,753	$268,259	$97,670
Net earnings attributable to common stockholders per share, diluted	$0.25	$0.22	$0.99	$0.37
Revenues	$207,338	$236,442	$417,258	$452,448
FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$99,669	$103,481	$180,980	$195,743
FFO per share, diluted	$0.37	$0.39	$0.67	$0.74
Operating FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$98,272	$105,535	$195,017	$200,055
Operating FFO per share, diluted	$0.36	$0.40	$0.72	$0.75

Factors Impacting Variances in Net Earnings, FFO and Operating FFO
The primary driver of the positive net earnings variance for the second quarter, compared with the comparable period in 2017, was lower depreciation and amortization expense of $14.5 million as a result of targeted property dispositions. Drivers of the year-to-date net earnings variance include increased 2018 first-quarter gain on change of control of interests of $117.7 million related to Bayside Village, an apartment community in San Francisco, which changed from full consolidation to equity method accounting, as noted in the company’s first-quarter earnings release and filings. In addition, net earnings for the first half were favorably impacted by increased gain on sale of rental properties of $44.2 million, primarily related to the company’s regional mall and federally assisted housing divestitures, together with lower depreciation and amortization of $23.1 million.

Second-quarter FFO was essentially flat, compared with the same period in 2017, and was impacted by the factors listed below under Operating FFO. Primary factors in the year-to-date FFO variance included increased organizational transformation and severance costs of $9.5 million, partially offset by increased tax credit income of $2.2 million.

Primary positive factors impacting second-quarter 2018 Operating FFO, compared with the comparable period in 2017, included improvement in other net operating income/Corporate G&A of $3.6 million, most of which is reduced overhead expense, increased NOI from the mature portfolio of $3.0 million, increased NOI from new property openings of $1.3 million, and increased NOI from other sources of $0.4 million. These positive factors were offset by reduced NOI from properties sold of $10.6 million, lower lease termination fee income of $3.4 million, and reduced Operating

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

FFO of $1.5 million related to a temporary vacancy at 26 Landsdowne at University Park at MIT, which is expected to be fully occupied with rent commencement dates in the second half of 2018. Bridges depicting factors impacting Operating FFO for the three and six months ended June 30, 2018, are included in the company’s Supplemental Package.

Comparable NOI, Occupancies and Rent
Operating results for the company’s real estate portfolio for the three and six months ended June 30, 2018, are summarized below.

	Percent Change to Prior Year
	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Comparable NOI (Non-GAAP)
Office	0.8%	1.0%
Apartments	5.2%	2.9%
Total	2.6%	1.8%
	As of June 30,
	2018	2017
Comparable occupancy, Office	94.6%	97.2%
	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Comparable economic occupancy, Apartments	94.4%	94.1%
Comparable average rental rates, Apartments	$1,548	$1,526
Comparable average Core Market rental rates, Apartments	$2,025	$2,003

Openings and Projects Under Construction
During the second quarter, the company began phased opening of Ardan, a 389-unit apartment community in Dallas, and also commenced construction on VYV East Tower, a 432-unit apartment community in Jersey City. At June 30, 2018, Forest City had seven projects under construction at a total cost of $860.7 million, or $270.1 million at the company’s share, for a development ratio of 5.4 percent. Additional information on openings and projects under construction can be found in the Development Pipeline exhibit in the company’s Supplemental Package for the quarter ended June 30, 2018.

Commentary and Outlook
“Our second-quarter results reflect continued strong performance from our operating portfolio and core markets, as well as ongoing execution of our strategies to further strengthen and focus our company,” said David J. LaRue, Forest City president and chief executive officer. “Net earnings improved and results for FFO and Operating FFO met our expectations as they reflect our strategy of focus and simplification, which resulted in lost income from asset dispositions, partially offset by continued expense reductions and deleveraging.

“Notably, with gross dispositions of $1.3 billion of assets since June 30, 2017, our revenues declined 12.3 percent, quarter over quarter, while FFO and Operating FFO were down only 3.7 percent and 6.9 percent, respectively, reflecting a more focused, higher-quality portfolio as well as better operating margins and more efficient operations.

“Comparable NOI in apartments was up 5.2 percent, quarter over quarter, driven by strong performance from assets in key markets, notably in San Francisco and Philadelphia, as well as lower expenses. We expect growth in apartment comp NOI to moderate over the balance of 2018.

“The comp NOI increase in office met our expectations at 0.8 percent growth, and reflects the impact of 200,000-square-feet of space vacated in the first quarter at One Pierrepont Plaza in Brooklyn, where we already have letters of intent for approximately three-quarters of that space. We continue to seek strong demand across our office portfolio as well as excellent same-space leasing spreads. Since the second quarter of 2017, we have executed new or renewed leases for more than 300,000 square feet of office space in our Brooklyn portfolio alone, with another 150,000 square feet in our Manhattan and Cornell Tech assets. Ninety-five percent of those deals were comp deals with an average

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

leasing spread of 17 percent. Over the same period, new or renewed leases in our life science portfolio totaled more than 178,000 square feet, with 97 percent of the square footage resulting in average comp leasing spreads of 29 percent.

“At quarter end, our Adjusted EBITDA margins (excluding the Development Segment) were up 480 basis points over our 2016 yearend benchmark, near the upper end of our target range of 400-to-500 basis points of improvement by mid-2018. We remain focused on continued margin improvement across all of our operations.

“We ended the second quarter with a ratio of Net Debt to Adjusted EBITDA of 6.5 times, on a rolling 12-month basis, down from 8.2 times at June 30, 2017, and down from 7.0 times at the end of the first quarter of this year. Throughout our transformation, we have made building a strong balance sheet a high priority, and we will continue to evaluate the appropriate level of leverage moving forward.

“Other milestones during the second quarter included the completion of our first tranche of mall divestitures to QIC, the closing of the restructuring of our Greenland Forest City Partners joint venture for Pacific Park Brooklyn, and groundbreaking and commencement of construction at Pier 70, our 28-acre, mixed-use placemaking project on the San Francisco’s waterfront.

“Our well-located, high-quality portfolio is delivering strong results, even in the face of headwinds from new deliveries and strong competition in key markets,” said LaRue. “Our overall outlook remains upbeat for the balance of 2018 as we continue to execute our strategies and hit our marks as a business, including margin improvement, a stronger balance sheet, significantly reduced development risk, non-core dispositions and selective activation of future growth opportunities from our pipeline.”

Merger Agreement
On July 30, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Antlia Holdings LLC (“Parent”), and Antlia Merger Sub Inc. (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Forest City surviving the Merger as a wholly owned subsidiary of Parent.  Parent and Merger Sub were formed by a Brookfield Asset Management Inc. (“Brookfield”) real estate investment fund.  Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter at a meeting of the Forest City stockholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) other customary closing conditions for a transaction of this type.  We anticipate the Merger will close in the fourth quarter of 2018.

NOTE: As a result of the July 31, 2018, announcement of a definitive agreement for Forest City to be acquired by a fund of Brookfield Asset Management, the company will not conduct the second-quarter conference call with investors previously planned for tomorrow, and will discontinue guidance on 2018 results.

Additional Information about the Proposed Merger and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by Brookfield. In connection with the proposed transaction, Forest City intends to file a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FOREST CITY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, investors will be able to obtain free copies of the documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

Participants in Solicitation
Forest City and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Supplemental Financial and Operating Information
We recommend reading this supplemental package in conjunction with our Form 10-Q for the three and six months ended June 30, 2018. This supplemental package contains consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). We also present certain financial information at total company ownership because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe financial information and other operating metrics at total company ownership including net asset value (“NAV”) components, net operating income (“NOI”), comparable NOI, comparable NOI margins, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization for real estate (“EBITDAre”), Adjusted EBITDA and Net Debt to Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures or information shown at total company ownership are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures. Further information and definitions for these non-GAAP measures are included in the Appendix section of the supplemental package.

The operating information contained in this document includes: occupancy data, leasing summaries, comparable NOI, comparable NOI margins, core market NOI, reconciliation of earnings before income taxes to NOI, reconciliation of net earnings to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings attributable to Forest City Realty Trust, Inc. to Adjusted EBITDA attributable to Forest City Realty Trust, Inc., reconciliation of NOI to Operating FFO, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in the three and six months ended June 30, 2018 and 2017.

This supplemental package also contains financial information of entities consolidated under GAAP (“Fully Consolidated Entities”), financial information on our partners’ share of entities consolidated under GAAP (“Noncontrolling Interest”) and financial information on our share of entities accounted for using the equity method of accounting (“Company Share of Unconsolidated Entities”). We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our total company ownership of all of our real estate investments, whether or not we “control” the investment under GAAP.

Financial information related to Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is included in the Appendix section of this supplemental package.

Corporate Headquarters
Forest City Realty Trust, Inc.
Key Tower
127 Public Square, Suite 3100
Cleveland, Ohio 44114
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Executive Vice President - Planning
MikeLonsway@forestcity.net

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Investor Presentations
We periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
EQ Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listing
FCEA - Class A Common Stock ($.01 par value)

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	June 30, 2018	December 31, 2017
	(in thousands)
Assets
Real Estate
Completed rental properties	6,679,715	7,154,607
Projects under construction and development	538,617	568,552
Land inventory	64,045	57,296
Total Real Estate	7,282,377	7,780,455
Less accumulated depreciation	(1,526,714)	(1,484,163)
Real Estate, net	5,755,663	6,296,292
Cash and equivalents	462,415	204,260
Restricted cash	209,880	146,131
Accounts receivable, net	221,064	225,022
Notes receivable	400,915	398,785
Investments in and advances to unconsolidated entities	602,383	550,362
Lease procurement costs, net	59,243	59,810
Prepaid expenses and other deferred costs, net	76,302	75,839
Intangible assets, net	100,643	106,786
Total Assets	$7,888,508	$8,063,287

Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net	2,914,813	2,998,361
Revolving credit facility	—	—
Term loan, net	333,867	333,668
Convertible senior debt, net	112,855	112,637
Construction payables	86,972	76,045
Operating accounts payable and accrued expenses	448,099	561,132
Accrued derivative liability	13,498	12,845
Total Accounts payable, accrued expenses and other liabilities	548,569	650,022
Cash distributions and losses in excess of investments in unconsolidated entities	105,234	123,882
Total Liabilities	4,015,338	4,218,570
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	3,612,605	3,436,997
Accumulated other comprehensive loss	(4,792)	(8,563)
Total Stockholders’ Equity	3,607,813	3,428,434
Noncontrolling interest	265,357	416,283
Total Equity	3,873,170	3,844,717
Total Liabilities and Equity	$7,888,508	$8,063,287

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statements of Operations – (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Revenues
Rental	$160,364	$165,964	$322,911	$328,413
Tenant recoveries	26,811	28,132	55,219	54,064
Service and management fees	2,291	11,363	7,854	21,490
Parking and other	8,378	13,221	15,835	24,959
Land sales	9,494	17,762	15,439	23,522
Total revenues	207,338	236,442	417,258	452,448
Expenses
Property operating and management	62,464	78,158	133,775	156,951
Real estate taxes	20,011	21,357	41,042	42,557
Ground rent	4,093	3,766	7,778	7,654
Cost of land sales	2,234	7,694	5,220	9,695
Corporate general and administrative	13,412	14,018	25,595	29,601
Organizational transformation and termination benefits	4,949	6,863	20,899	11,388
	107,163	131,856	234,309	257,846
Depreciation and amortization	54,442	65,747	109,727	129,302
Write-offs of abandoned development projects and demolition costs	—	1,596	—	1,596
Total expenses	161,605	199,199	344,036	388,744
Operating Income	45,733	37,243	73,222	63,704
Interest and other income	10,716	9,896	21,477	20,168
Gain on change in control of interests	—	—	117,711	—
Interest expense	(29,000)	(28,901)	(55,967)	(56,876)
Amortization of mortgage procurement costs	(1,294)	(1,507)	(2,600)	(2,729)
Loss on extinguishment of debt	(1,588)	—	(3,976)	(2,843)
Earnings before income taxes and earnings from unconsolidated entities	24,567	16,731	149,867	21,424
Equity in earnings	7,650	6,261	4,669	15,539
Net gain on disposition of interest in unconsolidated entities	9,047	35,253	84,006	52,954
	16,697	41,514	88,675	68,493
Earnings before income taxes	41,264	58,245	238,542	89,917
Current income tax expense (benefit)	(450)	4,462	959	4,513
Earnings before gain on disposal of real estate, net of tax	41,714	53,783	237,583	85,404
Net gain (loss) on disposition of interest in development project	—	—	6,227	(113)
Net gain on disposition of full or partial interests in rental properties	25,641	4,526	23,107	13,829
Net earnings	67,355	58,309	266,917	99,120
Noncontrolling interests, gross of tax
(Earnings) loss from continuing operations attributable to noncontrolling interests	1,157	(1,556)	1,342	(1,450)
Net earnings attributable to Forest City Realty Trust, Inc.	$68,512	$56,753	$268,259	$97,670

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2018

Completed Rental Properties - Operations
	Q2 2018	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI	Debt, net (3)
Operations	A	B	=A+B
Office Real Estate
Life Science
Cambridge	$19.3	$5.1	$24.4	$97.6	$(647.1)
Other Life Science	4.2	—	4.2	16.8	(129.4)
New York
Manhattan	15.0	(0.5)	14.5	58.0	—
Brooklyn	23.2	0.2	23.4	93.6	(350.2)
Other Office	7.5	—	7.5	30.0	(171.7)
Subtotal Office	$69.2	$4.8	$74.0	$296.0	$(1,298.4)
Apartment Real Estate
Apartments, Core Markets	$38.2	$(0.2)	$38.0	$152.0	$(1,400.8)
Apartments, Non-Core Markets	13.0	(0.1)	12.9	51.6	(306.8)
Subtotal Apartment Product Type	$51.2	$(0.3)	$50.9	$203.6	$(1,707.6)
Retail Real Estate
Other Retail	$12.0	$(2.1)	$9.9	$39.6	$(434.7)
Subtotal	$132.4	$2.4	$134.8	$539.2	$(3,440.7)
Straight-line rent adjustments	3.6	—	3.6	14.4	—
Participation payments	(1.1)	1.1	—	—	—
Other Operations	(3.0)	—	(3.0)	(12.0)	—
Total Operations	$131.9	$3.5	$135.4	$541.6	$(3,440.7)

Development
Recently-Opened Properties/Redevelopment	$2.2	$5.9	$8.1	$32.4	$(344.8)
Straight-line rent adjustments	0.8	—	0.8	3.2	—
Other Development	(3.6)	(0.4)	(4.0)	(16.0)	—
Total Development	$(0.6)	$5.5	$4.9	$19.6	$(344.8)
Retail Dispositions				Gross Asset Value (4)
QIC				$869.6	$(328.8)
Madison (2)				155.3	(105.8)
Total Retail Dispositions				$1,024.9	$(434.6)
				Book Value (3)
Projects under construction (5)				$121.1	$(48.4)
Projects under development				$226.7	$(8.5)
Land inventory:
Stapleton				$56.2	$—
Commercial Outlots				$2.4	$—
Other Tangible Assets
Cash and equivalents				$510.7
Restricted cash				$148.8
Accounts receivable, net (6)				$260.5
Notes receivable				$487.2
Net investments and advances to unconsolidated entities				$37.3
Prepaid expenses and other deferred costs, net				$83.2
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Term loan, net				$(333.9)
Convertible senior debt, net				$(112.9)
Less: convertible debt				$112.9
Construction payables				$(83.1)
Operating accounts payable and accrued expenses (7)				$(513.3)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended June 30, 2018				273.0

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2018 (continued)

(1)
Q2 2018 Earnings Before Income Taxes is reconciled to NOI for the three months ended June 30, 2018 in the Supplemental Operating Information section of this supplemental package. Total NOI is reconciled below:

Q2 2018
(Dollars in millions)	NOI
Total Operations	$131.9
Total Development	(0.6)
QIC	10.2
Madison	2.8
Grand Total	$144.3

(2)	The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q2 2018 NOI as follows:

a)
Due to the redevelopment of 26 Landsdowne Street (Life Science Office - Cambridge), we have included a stabilization adjustment to the Q2 2018 NOI to arrive at our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

b)
Due to the July 2018 exchange of our preferred ownership interests in nine Madison specialty retail centers for our partner’s interest in three life science office properties at University Park at MIT (Life Science Office - Cambridge), we have included a $3.8 million stabilization adjustment to the Q2 2018 NOI to arrive at our new ownership in the three assets at University Park at MIT. Accordingly, we have excluded the estimated net asset value of the applicable nine Madison specialty retail centers in the Retail Dispositions - Madison section.

c)	Due to certain non-recurring income at New York Times (Manhattan Office), we have included a stabilization adjustment to the Q2 2018 NOI to arrive at our estimate of annualized stabilized NOI.

d)	Partial period NOI for recently sold properties has been removed.

e)
Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard (Other Retail) to the lenders in deed-in-lieu transactions, we have removed NOI and nonrecourse debt, net, related to these properties.

f)
For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Company Share	Lease Commitment % as of
Property			July 26, 2018
	(in millions)
Office:
The Bridge at Cornell Tech (New York Office)	$159.6	$159.6	77%
Apartments:
Ardan (Core Market)	$121.8	$36.2	5%
Mint Town Center (Core Market)	$94.8	$83.4	47%
Axis (Core Market)	$141.5	$42.2	94%
VYV (Core Market)	$214.7	$107.3	96%
38 Sixth Avenue (Core Market)	$197.3	$48.6	62%
535 Carlton (Core Market)	$168.2	$41.8	87%
Eliot on 4th (Core Market)	$136.6	$42.0	93%
NorthxNorthwest (Core Market)	$115.0	$33.0	93%
Total Apartments	$1,189.9	$434.5
Grand Total	$1,349.5	$594.1

g)
Due to the redevelopment of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q2 2018 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

h)	Development Other includes a stabilization adjustment to arrive at our estimate of annualized net expensed development overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)
Amounts represent the company’s share of each respective balance sheet line item as of June 30, 2018 and may be calculated using the financial information contained in the Appendix of this supplemental package. Adjustments to these amounts include:

a.
Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard to their lenders in deed in lieu transactions, we have removed nonrecourse debt, net, of $49.1 million and $17.1 million, respectively, related to these properties.

b.
Due to the July 2018 exchange of our preferred ownership interests in nine Madison specialty retail centers for our partner’s interest in three life science office properties at University Park at MIT, we have included the acquired nonrecourse debt, net, of $129.7 million related to these properties.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

(4)	Gross asset valued related to the retail portfolio dispositions:

a.	Represents the gross asset value of the four remaining regional malls, based on the agreed upon pricing under the signed definitive agreement with QIC.

b.
Represents the gross asset value of Atlantic Terminal Mall and Queens Place, based on agreed upon pricing under the signed definitive agreement with Madison. The nonrecourse debt, net, associated with Atlantic Terminal Mall and Queens Place is approximately $105.8 million.

(5)	Stabilized NOI for the following properties is included under Recently-Opened Properties/Redevelopment. As such, we have removed the following from the book value of projects under construction:

a.	$53.2 million, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter.

b.	$65.2 million, which represents costs on the balance sheet associated with the phased openings of Ardan ($28.4 million) and Mint Town Center ($36.8 million).

c.	$63.3 million, which represents costs on the balance sheet associated with vacant space not ready for its intended use at The Bridge at Cornell Tech.

(6)	Includes $136.0 million of straight-line rent receivable (net of $9.2 million of allowance for doubtful accounts).

(7)	Includes $52.0 million of straight-line rent payable.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q1 2018 vs. Q2 2018
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings and sales, as well as other portfolio changes. GAAP reconciliations for the beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
		Property
	Q1 2018	Openings/	Property	Portfolio	Q2 2018
(Dollars in millions)	Stabilized NOI	Acquisitions	Sales	NOI Changes	Stabilized NOI
Operations
Office Real Estate
Life Science
Cambridge	$21.0	$3.8	$—	$(0.4)	$24.4
Other Life Science	4.3	—	—	(0.1)	4.2
New York
Manhattan	14.1	—	—	0.4	14.5
Brooklyn	23.5	—	—	(0.1)	23.4
Other Office	6.5	—	—	1.0	7.5
Subtotal Office	$69.4	$3.8	$—	$0.8	$74.0
Apartment Real Estate
Apartments, Core Markets	$35.0	$—	$—	$3.0	$38.0
Apartments, Non-Core Markets	10.9	—	—	2.0	12.9
Subtotal Apartment Product Type	$45.9	$—	$—	$5.0	$50.9
Federally Assisted Housing	0.4	—	(0.4)	—	—
Subtotal Apartments	$46.3	$—	$(0.4)	$5.0	$50.9
Retail Real Estate
Other Retail	10.4	—	(0.5)	—	9.9
Subtotal	$126.1	$3.8	$(0.9)	$5.8	$134.8
Straight-line rent adjustments	3.3	—	—	0.3	3.6
Other Operations	(0.7)	—	—	(2.3)	(3.0)
Total Operations	$128.7	$3.8	$(0.9)	$3.8	$135.4

Development Pipeline
Development
Recently-Opened Properties/Redevelopment	$7.7	$0.5	$—	$(0.1)	$8.1
Straight-line rent adjustments	0.4	—	—	0.4	0.8
Other Development	(4.0)	—	—	—	(4.0)
Total Development	$4.1	$0.5	$—	$0.3	$4.9
Grand Total	$132.8	$4.3	$(0.9)	$4.1	$140.3

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q3 2017	7	53,516	$35.23	$31.42	12.1%	2	6,209	$18.34	59,725
Q4 2017	14	340,532	$46.92	$39.39	19.1%	3	1,186	$57.26	341,718
Q1 2018	13	183,331	$73.09	$63.36	15.4%	3	7,172	$31.61	190,503
Q2 2018	12	208,502	$61.53	$49.23	25.0%	3	39,530	$25.61	248,032
Total	46	785,881	$56.11	$47.05	19.3%	11	54,097	$26.26	839,978

(1)
Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Apartment Communities
The following tables present leasing information of our apartment communities. Apartment segment occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.
Quarterly Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Three Months Ended June 30,			Three Months Ended June 30,
Communities (1)	at Company % (3)	2018	2017	% Change	2018	2017	% Change
Core Markets	8,857	$2,031	$2,009	1.1%	95.0%	95.2%	(0.2)%
Non-Core Markets	7,954	$1,016	$999	1.7%	94.1%	93.5%	0.6%
Total Comparable Apartments	16,811	$1,551	$1,531	1.3%	94.7%	94.7%	0.0%

Year-to-Date Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Six Months Ended June 30,			Six Months Ended June 30,
Communities (1)	at Company % (3)	2018	2017	% Change	2018	2017	% Change
Core Markets	8,857	$2,025	$2,003	1.1%	94.8%	94.8%	0.0%
Non-Core Markets	7,954	$1,016	$997	1.9%	93.4%	92.6%	0.8%
Total Comparable Apartments	16,811	$1,548	$1,526	1.4%	94.4%	94.1%	0.3%

Sequential Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	June 30,	March 31,		June 30,	March 31,
Communities (1)	at Company % (3)	2018	2018	% Change	2018	2018	% Change
Core Markets	8,857	$2,031	$2,020	0.5%	95.0%	94.6%	0.4%
Non-Core Markets	7,954	$1,016	$1,015	0.1%	94.1%	92.8%	1.3%
Total Comparable Apartments	16,811	$1,551	$1,544	0.5%	94.7%	94.0%	0.7%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended June 30, 2018, 14.4% of leasable units in core markets and 4.9% of leasable units in non-core markets were affordable housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units represent our share of comparable leasable units at the apartment community.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Office segment occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under the lease by gross leasable area (“GLA”).

	Leased Occupancy
	As of June 30,
Office	2018	2017
Comparable	94.6%	97.2%
Total	94.3%	94.5%

The graph below provides comparable leased and economic (quarter-to-date) occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI
The tables below provide the percentage change of Comparable NOI. Prior periods are as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends
	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Office	0.8%	1.2%	6.4%	4.3%	1.4%
Apartments	5.2%	(0.4)%	5.6%	5.0%	2.3%
Total	2.6%	0.6%	6.1%	4.6%	1.8%

Year-to-Date and Annual Historical Trends
	Six Months Ended	Years Ended December 31,
	June 30, 2018	2017	2016	2015	2014
Office	1.0%	2.9%	3.6%	4.9%	6.6%
Apartments	2.9%	3.3%	3.3%	4.7%	4.3%
Total	1.8%	3.1%	3.5%	4.9%	5.7%
The table below provides comparable NOI margins for our Operations segments. Properties included in prior periods may differ from the current year since properties qualifying as comparable change from period to period.

Year-to-Date and Annual Historical Trends - Margins on Comparable NOI
	Six Months Ended	Years Ended December 31,
	June 30, 2018	2017	2016	2015	2014
Office Segment
Life Science	68.7%	68.6%	60.1%	58.7%	58.5%
New York
Manhattan	74.3%	73.9%	73.5%	72.1%	73.2%
Brooklyn	52.6%	52.8%	53.0%	51.4%	50.5%
Other Office	66.2%	63.7%	55.6%	53.8%	53.4%
Total Office Segment	62.8%	62.2%	59.0%	57.3%	57.1%
Apartment Segment
Core Markets	61.7%	62.3%	61.6%	60.8%	60.7%
Non-Core Markets	49.5%	49.7%	48.9%	46.3%	47.0%
Total Apartment Segment	58.1%	58.6%	57.8%	56.7%	56.7%
Total	60.8%	60.6%	58.5%	57.1%	56.9%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

NOI (Non-GAAP) Detail (in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Office Segment
Comparable NOI	68,487	67,939	0.8%	135,473	134,105	1.0%
Non-Comparable NOI	672	4,193		1,240	7,973
Office Product Type NOI	69,159	72,132		136,713	142,078
Other NOI (1)	2,073	3,222		4,437	6,676
Total Office Segment	71,232	75,354		141,150	148,754
Apartment Segment
Comparable NOI	50,003	47,521	5.2%	95,670	92,955	2.9%
Non-Comparable NOI	1,215	51		1,447	21
Apartment Product Type NOI	51,218	47,572		97,117	92,976
Federally Assisted Housing	(43)	3,996		124	8,281
Other NOI (1)	(1,860)	(1,165)		(3,030)	(1,897)
Total Apartment Segment	49,315	50,403		94,211	99,360
Retail Segment
Retail NOI	22,412	39,190		49,711	78,813
Madison Preferred Return	2,620	—		4,931	—
Retail Product Type NOI	25,032	39,190		54,642	78,813
Other NOI (1)	(723)	8		666	(590)
Total Retail Segment	24,309	39,198		55,308	78,223
Operations
Comparable NOI	118,490	115,460	2.6%	231,143	227,060	1.8%
Retail NOI	25,032	39,190		54,642	78,813
Non-Comparable NOI (2)	1,887	4,244		2,687	7,994
Product Type NOI	145,409	158,894		288,472	313,867
Federally Assisted Housing	(43)	3,996		124	8,281
Other NOI (1):
Straight-line rent adjustments	3,642	3,845		6,934	6,643
Participation payments	(1,134)	—		(1,134)	—
Other Operations	(3,018)	(1,780)		(3,727)	(2,454)
	(510)	2,065		2,073	4,189
Total Operations	144,856	164,955		290,669	326,337
Development Segment
Recently-Opened Properties/Redevelopment	2,154	45		4,746	(1,354)
Other Development (3)	(2,714)	(6,283)		(7,575)	(13,013)
Total Development Segment	(560)	(6,238)		(2,829)	(14,367)
Grand Total	$144,296	$158,717		$287,840	$311,970

(1)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(2)
Non-comparable NOI includes lease termination income of $150 and $441 for the three and six months ended June 30, 2018, respectively, compared with $3,461 and $5,601 for the three and six months ended June 30, 2017.

(3)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Percentage of NOI by Product Type (dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	NOI	% of Total	NOI	% of Total	NOI	% of Total	NOI	% of Total
Office Segment	$69,159	47.6%	$72,132	45.4%	$136,713	47.4%	$142,078	45.3%
Apartment Segment	51,218	35.2%	47,572	29.9%	97,117	33.7%	92,976	29.6%
Retail Segment	25,032	17.2%	39,190	24.7%	54,642	18.9%	78,813	25.1%
Total Product Type NOI	$145,409		$158,894		$288,472		$313,867

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Corporate General and Administrative and Other NOI (in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Corporate General and Administrative	$(13,412)	$(14,678)	$1,266	$(30,213)	$(30,921)	$708
Other Operations NOI	(3,018)	(1,780)	(1,238)	(3,727)	(2,454)	(1,273)
Other Development NOI	(2,714)	(6,283)	3,569	(7,575)	(13,013)	5,438
	$(19,144)	$(22,741)	$3,597	$(41,515)	$(46,388)	$4,873
Deferred gain (1)	—	660	(660)	4,618	1,320	3,298
Total	$(19,144)	$(22,081)	$2,937	$(36,897)	$(45,068)	$8,171

Year-to-Date and Annual Historical Trends
GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

	Six Months Ended	Years Ended
	June 30, 2018	December 31, 2017	December 31, 2016
	(in thousands)
Corporate General and Administrative	$(30,213)	$(64,788)	$(63,343)
Other Operations NOI	(3,727)	(3,203)	(1,593)
Other Development NOI	(7,575)	(18,611)	(33,391)
	$(41,515)	$(86,602)	$(98,327)
Deferred gain (1)	4,618	2,639	660
Ballston Quarter development fee	—	—	5,500
Total	$(36,897)	$(83,963)	$(92,167)

(1)
Deferred gain relates to a 2016 leaseback transaction at Terminal Tower, the Company’s former headquarters in Cleveland, Ohio. Upon vacating these premises in March 2018, the remaining deferred gain was recorded as a reduction to rent expense in accordance with GAAP.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Core Market NOI
(dollars in thousands)

Six Months Ended June 30, 2018	Six Months Ended June 30, 2017

Product Type NOI	$288,472	Product Type NOI	$313,867
Federally Assisted Housing	124	Federally Assisted Housing	8,281
Other NOI (3):		Other NOI (3):
Straight-line rent adjustments	6,934	Straight-line rent adjustments	6,643
Participation payments	(1,134)	Participation payments	—
Other Operations	(3,727)	Other Operations	(2,454)
	2,073		4,189
Recently-Opened Properties/Redevelopment	4,746	Recently-Opened Properties/Redevelopment	(1,354)
Development Segment (4)	(7,575)	Development Segment (4)	(13,013)
Grand Total NOI	$287,840	Grand Total NOI	$311,970

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(4)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Earnings Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Earnings before income taxes (GAAP)	$41,264	$58,245	$238,542	$89,917
Earnings from unconsolidated entities	(16,697)	(41,514)	(88,675)	(68,493)
Earnings before income taxes and earnings from unconsolidated entities	24,567	16,731	149,867	21,424
Land sales	(9,494)	(17,762)	(15,439)	(23,522)
Cost of land sales	2,234	7,694	5,220	9,695
Other land development revenues	(3,845)	(1,862)	(6,038)	(2,967)
Other land development expenses	1,722	2,034	4,794	4,598
Corporate general and administrative expenses	13,412	14,018	25,595	29,601
Organizational transformation and termination benefits	4,949	6,863	20,899	11,388
Depreciation and amortization	54,442	65,747	109,727	129,302
Write-offs of abandoned development projects and demolition costs	—	1,596	—	1,596
Interest and other income	(10,716)	(9,896)	(21,477)	(20,168)
Gains on change in control of interests	—	—	(117,711)	—
Interest expense	29,000	28,901	55,967	56,876
Amortization of mortgage procurement costs	1,294	1,507	2,600	2,729
Loss on extinguishment of debt	1,588	—	3,976	2,843
NOI related to noncontrolling interest (1)	(10,388)	(10,483)	(21,327)	(20,154)
NOI related to unconsolidated entities (2)	45,531	53,629	91,187	108,729
Net Operating Income (Non-GAAP)	$144,296	$158,717	$287,840	$311,970

(1) NOI related to noncontrolling interest:
Loss (earnings) from continuing operations attributable to noncontrolling interests (GAAP)	$1,157	$(1,556)	$1,342	$(1,450)
Exclude non-NOI activity from noncontrolling interests:
Land and non-rental activity, net	948	1,132	1,101	1,378
Interest and other income	385	448	755	972
Depreciation and amortization	(6,392)	(6,853)	(12,931)	(13,549)
Amortization of mortgage procurement costs	(336)	(341)	(661)	(628)
Interest expense and extinguishment of debt	(6,150)	(3,970)	(11,285)	(7,534)
Gain on disposition of full or partial interests in rental properties and interest in unconsolidated entities	—	657	352	657
NOI related to noncontrolling interest	$(10,388)	$(10,483)	$(21,327)	$(20,154)
(2) NOI related to unconsolidated entities:
Equity in earnings (loss) (GAAP)	$7,650	$6,261	$4,669	$15,539
Exclude non-NOI activity from unconsolidated entities:
Land and non-rental activity, net	(63)	(443)	(950)	(1,579)
Interest and other income	(2,265)	(451)	(2,457)	(1,976)
Write offs of abandoned development projects and demolition costs	64	396	6,282	747
Depreciation and amortization	19,548	23,195	41,223	45,387
Amortization of mortgage procurement costs	448	743	1,104	1,640
Interest expense and extinguishment of debt	20,149	23,928	41,316	48,971
NOI related to unconsolidated entities	$45,531	$53,629	$91,187	$108,729

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (GAAP) to FFO (non-GAAP) to Operating FFO (non-GAAP)
The table below reconciles net earnings, the most comparable GAAP measure, to FFO and Operating FFO, non-GAAP measures.

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands)			(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$68,512	$56,753		$268,259	$97,670
Depreciation and Amortization—real estate	66,584	81,400		136,351	159,749
Gain on change in control of interests	—	—		(117,711)	—
Gain on disposition of full or partial interests in rental properties	(34,688)	(39,314)		(106,891)	(66,318)
Income tax expense adjustment:
Gain on disposition of full or partial interests in rental properties	(739)	4,642		972	4,642
FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$99,669	$103,481	(3.7)%	$180,980	$195,743	(7.5)%
Write-offs of abandoned development projects and demolition costs	64	1,992		6,282	2,343
Tax credit income	(4,149)	(2,521)		(7,424)	(5,212)
Loss on extinguishment of debt	1,207	2		3,476	4,468
Change in fair market value of nondesignated hedges	(401)	(301)		(2,549)	(1,803)
Straight-line rent adjustments	(4,490)	(3,993)		(8,183)	(6,935)
Participation payments	1,134	—		1,134	—
Organizational transformation and termination benefits	4,949	6,863		20,899	11,388
Income tax expense on FFO	289	12		402	63
Operating FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$98,272	$105,535	(6.9)%	$195,017	$200,055	(2.5)%

Numerator Adjustments (in thousands):
If-Converted Method (adjustments for interest):
4.250% Notes due 2018	778	778		1,556	1,556
3.625% Notes due 2020	362	362		725	725
Total Adjustments	$1,140	$1,140		$2,281	$2,281
FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$100,809	$104,621		$183,261	$198,024
Operating FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$99,412	$106,675		$197,298	$202,336
Denominator:
Weighted average shares outstanding—Basic	265,957,223	260,569,749		265,700,420	259,688,409
Effect of stock options, restricted stock and performance shares	614,603	1,319,110		997,538	1,320,011
Effect of convertible debt	5,304,509	5,153,256		5,304,566	5,153,256
Effect of convertible 2006 Class A Common Units	1,111,044	1,797,909		1,111,044	1,853,955
Weighted average shares outstanding - Diluted	272,987,379	268,840,024		273,113,568	268,015,631
FFO Per Share - Diluted	$0.37	$0.39	(5.1)%	$0.67	$0.74	(9.5)%
Operating FFO Per Share - Diluted	$0.36	$0.40	(10.0)%	$0.72	$0.75	(4.0)%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings attributable to FCRT (GAAP) to Adjusted EBITDA attributable to FCRT (non-GAAP)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$68,512		$56,753		$268,259		$97,670
Depreciation and amortization (1)	67,598		82,089		138,019		161,140
Interest expense (2)	43,380		48,857		86,498		96,688
Amortization of mortgage procurement costs	1,406		1,909		3,043		3,741
Income tax expense (benefit)	(450)		4,654		1,374		4,705
Net gain on disposition of full or partial interests in rental properties	(34,688)		(39,314)		(106,891)		(66,318)
Gain on change in control of interests	—		—		(117,711)		—
EBITDAre attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$145,758		$154,948		$272,591		$297,626
Loss on extinguishment of debt	1,207		2		3,476		4,468
Organizational transformation and termination benefits	4,949		6,863		20,899		11,388
Adjusted EBITDA (Non-GAAP)	$151,914		$161,813		$296,966		$313,482
	As of June 30,				As of June 30,
	2018		2017		2018		2017
	(in thousands)
Nonrecourse mortgage debt and notes payable, net	$4,107,620		$5,025,661		$4,107,620		$5,025,661
Revolving credit facility	—		—		—		—
Term loan, net	333,867		333,468		333,867		333,468
Convertible senior debt, net	112,855		112,410		112,855		112,410
Total debt	$4,554,342		$5,471,539		$4,554,342		$5,471,539
Less cash and cash equivalents	(510,695)		(223,141)		(510,695)		(223,141)
Net Debt	$4,043,647		$5,248,398		$4,043,647		$5,248,398
Net Debt to Adjusted EBITDA (Annualized)	6.7	x	8.1	x	6.8	x	8.4	x

(1)	The following table provides detail of depreciation expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Full Consolidation	$54,442	$65,747	$109,727	$129,302
Noncontrolling interest	(6,392)	(6,853)	(12,931)	(13,549)
Unconsolidated	19,548	23,195	41,223	45,387
Company Share	67,598	82,089	138,019	161,140
Non-Real Estate	(1,014)	(689)	(1,668)	(1,391)
Real Estate at Company share	$66,584	$81,400	$136,351	$159,749

(2)	The following table provides detail of interest expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Full consolidation	$29,000	$28,901	$55,967	$56,876
Noncontrolling interest	(5,290)	(3,970)	(10,306)	(7,534)
Unconsolidated entities at Company share	19,670	23,926	40,837	47,346
Company share	$43,380	$48,857	$86,498	$96,688

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of NOI to Operating FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
NOI attributable to Forest City Realty Trust, Inc.	$144,296	$158,717	$287,840	$311,970
Land sales	16,124	38,101	28,412	46,183
Other land development revenues	3,489	1,676	5,827	3,065
Cost of land sales	(9,525)	(28,677)	(18,588)	(32,587)
Other land development expenses	(1,590)	(1,893)	(4,339)	(4,264)
Corporate general and administrative expenses	(13,412)	(14,018)	(25,595)	(29,601)
Interest and other income	12,596	9,899	23,179	21,172
Interest expense	(43,380)	(48,857)	(86,498)	(96,688)
Amortization of mortgage procurement costs	(1,406)	(1,909)	(3,043)	(3,741)
Non-real estate depreciation and amortization	(1,014)	(689)	(1,668)	(1,391)
Tax credit income	(4,149)	(2,521)	(7,424)	(5,212)
Change in fair market value of nondesignated hedges	(401)	(301)	(2,549)	(1,803)
Straight-line rent adjustments	(4,490)	(3,993)	(8,183)	(6,935)
Participation payments	1,134	—	1,134	—
Net gain (loss) on sale of development project	—	—	6,512	(113)
Operating FFO attributable to Forest City Realty Trust, Inc.	$98,272	$105,535	$195,017	$200,055

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended June 30, 2018 vs. Three Months Ended June 30, 2017
$115.0
$110.0
$105.0
$100.0
$95.0
$90.0
(in millions)
$105.5
3.6
3.0
1.3
0.4
(1.5)
(3.4)
(10.6)
$98.3
Three Months Ended June 30, 2017
Change in Other NOI/ Corporate G&A
NOI on mature portfolio
Property openings
Other
Temporary vacancy at MIT 26 Landsdowne
Lease termination income
Property sales
Three Months Ended June 30, 2018

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Six Months Ended June 30, 2018 vs. Six Months Ended June 30, 2017
(in millions)
$225.0
$215.0
$205.0
$195.0
$185.0
$175.0
$200.1
6.5
4.9
4.1
4.0
3.3
(0.7)
(3.4)
(5.2)
(18.6)
$195.0
Six Months Ended June 30, 2017
Gain on sale of development project
Change in Other NOI/ Corporate G&A
NOI on mature portfolio
Property openings
Deferred gain on former corporate headquarters
Other
Temporary vacancy at MIT 26 Landsdowne
Lease termination income
Property sales
Six Months Ended June 30, 2018

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends
The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net. Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. All metrics are reflected at company share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Openings and Projects Under Construction
June 30, 2018

						Cost at Completion (b)		Cost Incurred to Date (c)
		Anticipated	Legal				Cost at		Cost at
		Opening	Ownership		Company	Cost	Company	Cost	Company	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share	at 100%	Share	Units	GLA	(d)
						(in millions)
2017/2018 Phased Openings
Apartments
Arizona State Retirement System Joint Venture:
Ardan	Dallas, TX	Q2-18/Q3-18	30%		30%	121.8	36.2	118.8	41.0	389	4,250	5%
Mint Town Center	Denver, CO	Q4-17/Q3-18	88%		88%	94.8	83.4	89.4	79.0	399	7,000	47%
Total Phased Openings						$216.6	$119.6	$208.2	$120.0	788	11,250
Projects Under Construction
Apartments:
Ballston Quarter Residential (e)	Arlington, VA	Q3-18/Q1-19	51%	(f)	51%	174.6	89.0	111.0	57.9	406	53,000
Aster Conservatory Green North	Denver, CO	Q1-19	0%	(g)	0%	60.3	0.0	13.5	0.0	256	—
The Yards - The Guild	Washington, D.C.	Q1-19	0%	(g)	0%	94.9	0.0	64.2	0.0	191	6,000
Capper 769	Washington, D.C.	Q1-19	25%	(f)	25%	72.2	18.0	39.6	10.4	179	—
The Yards - L2	Washington, D.C.	Q1-20	0%	(g)	0%	134.5	0.0	42.4	0.0	264	14,000
VYV East Tower	Jersey City, NJ	Q4-20	50%	(f)	50%	228.8	114.4	33.1	18.0	432	19,000
						$765.3	$221.4	$303.8	$86.3	1,728	92,000
Retail:
Ballston Quarter Redevelopment	Arlington, VA	Q4-18	51%	(f)	51%	95.4	48.7	92.2	53.2	—	307,000	62%
Total Projects Under Construction (h)						$860.7	$270.1	$396.0	$139.5
Estimated Initial Yield on Cost (i):							5.8% - 6.3%

See footnotes on the following page

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Opening
June 30, 2018

					Cost at Completion (b)
		Date	Legal		Cost	Cost at	No. of
	Location	Opened	Ownership (a)	Company % (a)	at 100%	Company Share	Units	GLA	Lease % (d)
					(in millions)
2018 Property Opening
Apartments:
Arizona State Retirement System Joint Venture:
Axis	Los Angeles, CA	Q3-17/Q2-18	30%	30%	$141.5	$42.2	391	15,000	94%

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of July 26, 2018.

(e)	The ground-level retail component is expected to open Q3-18. As of July 26, 2018, the lease commitment related to this was 32%.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)
Represents an apartment community under construction in which the Company has a 0% legal ownership interest. However, the Company is the project developer, on a fee basis. In addition, the Company has issued a project completion guarantee to the first mortgagee and is funding a portion of the construction costs through a mezzanine loan to the owner. As a result, the Company determined it was the primary beneficiary of this variable interest entity and has consolidated the project. The Company has an exclusive option to purchase the constructed asset for an amount approximating cost at completion.

(h)	Of the remaining project costs, the Company has undrawn construction loan commitments, net of construction payables, of $127.4 million at the company’s share ($296.0 million at 100%).

(i)
Range of estimated initial yield on cost for projects under construction is calculated using estimated company-share initial stabilized NOI divided by the company’s share of project cost per above, net of anticipated subsidies and other cost adjustments.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
June 30, 2018

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, we believe our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below and other projects in core markets represent company ownership costs of $197.4 million ($207.3 million at full consolidation) of Projects Under Development on our balance sheet and company ownership mortgage debt, net of $8.5 million ($8.5 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, and more than 8 acres of landscaped open space. Included in the square feet of residential entitlements is 250,000 square feet of amenity retail that will reside in the base of the various buildings. The project is also currently entitled for approximately 1 million square feet of office space. Completed properties include 38 Sixth Ave, a 303-unit, 100% affordable rental building, 550 Vanderbilt, a 278-unit condominium building, 535 Carlton, a 100% affordable rental building with 298 apartment units and 461 Dean Street, a 50% market-rate and 50% affordable rental building with 363 apartment units, which was sold in Q1-2018. In June 2018, we closed an agreement with our partner, Greenland USA, on the restructuring of the Pacific Park Brooklyn joint venture.  The transaction increased Greenland USA’s ownership interest in the joint venture from 70% to 95% on future construction activity, effective January 15, 2018, and significantly decreases our development risk at the project by reducing our ownership interest and future obligations to fund future construction costs from 30% to 5%.  Completed projects of the joint venture, including 38 Sixth Ave, 550 Vanderbilt, 535 Carlton and the related parking garages, will remain owned by Greenland USA and us on a 70%/30% basis, respectively.

2)	The Yards - Washington, D.C.
The Yards is a fully entitled, 53-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,000 residential units, 1.8 million square feet of office space and approximately 500,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Currently there are six completed projects, which include 715 apartment units and 209,000 square feet of retail. Currently under construction is The Guild, a 191-unit apartment building, and L2, a 264-unit apartment building.
3) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. At full build-out, Waterfront Station is expected to include 980 apartment units and approximately 50,000 square feet of retail stores and restaurants. Currently completed is a 365-unit apartment building, Eliot on 4th.
4) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include approximately 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 360,000 square feet of traditional retail, local production, and cultural/community uses, 1,100 to 2,150 residential units, approximately 1,500 parking spaces and 7 acres of waterfront parks. The provided ranges for commercial and residential uses are the result of a flexible zoning approach taken with a select number of parcels, allowing either commercial or residential uses. Project entitlements were received in Q4-2017 through the Port Commission, Planning Commission and Board of Supervisors. A ground-breaking ceremony was held and horizontal construction on project infrastructure began in Q2-2018.
5) 5M - San Francisco, CA
5M is a fully entitled, mixed-use project in downtown San Francisco. The project is comprised of an office building of approximately 633,000 square feet and an apartment building with approximately 295 residential units. 5M would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses.

6) Hudson Exchange - Jersey City, NJ
Hudson Exchange is a partnership with G&S Investors, the owner of an 18-acre parcel of land, three miles from downtown Manhattan in the waterfront section of Jersey City.  At full build-out, the project is expected to include up to 5,400 apartment units in twelve towers and 350,000 square feet of amenity retail and dining space. Currently completed is VYV, a 421-unit apartment building. Currently under construction is VYV East Tower, a 432-unit apartment building

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Summary of Development Projects
June 30, 2018

Below is a summary of our active large scale development projects in core markets, as well as other projects in core and non-core markets along with the approximate related developable square footage, by product type. These development opportunities are in a wide range of various stages, including but not limited to, being entitled for its intended development purposes and ready for construction to merely being controlled through a land option. The other product type includes condominiums and hotels. Amounts exclude any currently open or under construction projects within the larger overall development project and are shown at 100% and our estimated ownership share.

Developable Square Feet	Square Feet at 100%					Square Feet at Company Share
	Office	Apartments	Retail	Other	Total	Office	Apartments	Retail	Other	Total	Projects under development balance
Development Projects - Core Markets											(in thousands)
Pacific Park Brooklyn - Brooklyn, NY	1,068,190	3,858,724	—	944,877	5,871,791	53,410	192,936	—	47,244	293,590	$—
The Yards - Washington, D.C.	1,838,702	1,686,963	224,009	213,421	3,963,095	1,838,702	1,686,963	224,009	213,421	3,963,095	66,497
Waterfront Station - Washington, D.C.	—	634,441	57,949	—	692,390	—	285,498	26,078	—	311,576	11,817
Pier 70 - San Francisco, CA	1,200,936	865,412	363,104	772,250	3,201,702	1,200,936	865,412	363,104	772,250	3,201,702	56,776
5M - San Francisco, CA	618,424	260,203	21,830	—	900,457	618,424	260,203	21,830	—	900,457	62,263
Stapleton - Denver, CO	3,564,444	2,022,222	200,000	270,000	6,056,666	3,208,000	1,820,000	180,000	243,000	5,451,000	—
Hudson Exchange - Jersey City, NJ	—	4,713,331	334,187	—	5,047,518	—	2,356,666	167,093	—	2,523,759	—
Other	—	935,000	230,000	—	1,165,000	—	467,500	230,000	—	697,500	6,387
	8,290,696	14,976,296	1,431,079	2,200,548	26,898,619	6,919,472	7,935,178	1,212,114	1,275,915	17,342,679	$203,740
Development Projects - Non Core Markets	1,590,895	374,217	99,744	—	2,064,856	1,590,895	374,217	99,744	—	2,064,856	22,913
Total	9,881,591	15,350,513	1,530,823	2,200,548	28,963,475	8,510,367	8,309,395	1,311,858	1,275,915	19,407,535	$226,653
Land Inventory
Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:
Stapleton
Stapleton, a 90% owned entity, represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 14,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of June 30, 2018, we own 523 gross acres, of which 251 acres are saleable. We also have an option to purchase an additional 214 gross acres at Stapleton.

Forest City Realty Trust, Inc. and Subsidiaries - Appendix
Second Quarter 2018

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - General Information

General Information

This appendix to this supplemental package contains certain financial information of entities accounted for using the full consolidated accounting method (“Fully Consolidated Entities”), financial information on our partners share of entities accounted for using the full consolidated accounting method (“Noncontrolling Interest”) and financial information on our share of entities that we do not control and therefore account for using the equity method of accounting (“Company Share of Unconsolidated Entities”).

Amounts in columns labeled “Fully Consolidated Entities” represent 100% of the activity related to all entities that are consolidated under GAAP. Amounts in the columns labeled “Company Share of Unconsolidated Entities” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting. Similar calculations were performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets we consolidate but own less than 100%. A financial statement user is able to calculate Total Company Ownership by beginning with the “Fully Consolidated Entities” column, subtracting the column labeled “Noncontrolling Interest” and adding the columns labeled “Company Share of Unconsolidated Entities”.

We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our Total Company Ownership for all of our ownership interests, irrespective of the accounting method used to account for the entity. We believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated joint ventures when read in conjunction with the Company’s results under GAAP. The calculation of Total Company Ownership financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown in the Noncontrolling Interest and Company Share of Unconsolidated Entities columns were derived by applying our ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting and calculating income/loss to minority partners under noncontrolling interest accounting may not accurately depict the legal and economic implications of holding a non-controlling interest of an entity; and

•	Other companies in our industry may calculate their total company ownership amounts differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the calculation of Total Company Ownership should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We suggest you compensate for these limitations by relying primarily on our GAAP results and using the Total Company Ownership information only supplementally.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Definitions

Non-GAAP Definitions

Net Asset Value Components
We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities we are entitled to.

The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate segment does not involve the operations of our rental property portfolio and therefore is not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI, a non-GAAP measure, as a metric to evaluate the performance of our office and apartment properties. Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead, net of service fee revenues, are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Due to the planned/ongoing disposition of substantially all of our regional mall and specialty retail portfolios, we are no longer disclosing comparable NOI for our retail properties. Other properties and activities such as federally assisted housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

We believe comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of earnings before income taxes, the most comparable financial measure calculated in accordance with GAAP, to NOI, a reconciliation of NOI to earnings before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Comparable NOI margin information is an operating statistic derived from comparable NOI as a percentage of revenues associated with comparable NOI. We believe comparable NOI margins are useful in evaluating revenue enhancements and expense management on our comparable properties while also assessing the execution of our business strategies.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Definitions

FFO
FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion of gains and losses from the sale of operating real estate assets from FFO allows investors and analysts to readily identify the operating results of the Company’s core assets and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen with market conditions, many real estate investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides another measurement of the Company’s performance relative to its peers and an additional basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of our peers in the publicly traded real estate industry report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined by NAREIT as net earnings excluding the following items at our ownership: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) gains or losses on change in control of interests; iii) non-cash charges for real estate depreciation and amortization; iv) impairment of depreciable real estate (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO, a non-GAAP measure, as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) the adjustment to recognize rental revenues and rental expense using the straight-line method; vii) participation payments to ground lessors on refinancing of our properties; viii) other transactional items; and ix) income taxes on FFO.

EBITDAre
EBITDAre, a non-GAAP measure, is defined by NAREIT as net earnings (loss), excluding the following items: i) depreciation and amortization; ii) interest expense; iii) income tax expense (benefit); iv) impairment of depreciable real estate; and v) gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests. We further adjust EBITDAre to arrive at EBITDAre at the company’s ownership (“EBITDAre attributable to Forest City Realty Trust, Inc. (“FCRT”)). During the three months ended March 31, 2018, we began disclosing EBITDAre attributable to FCRT as a replacement to EBITDA attributable to FCRT based on recently issued NAREIT guidance. Gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests, and impairment of depreciable real estate are also excluded from net earnings (loss) to arrive at EBITDAre attributable to FCRT as a result. The disclosure of this metric provides a more widely known and understood measure of performance in the REIT industry. We use EBITDAre attributable to FCRT as the starting point in order to calculate Adjusted EBITDA as described below.

Adjusted EBITDA
We define Adjusted EBITDA, a non-GAAP measure, as EBITDAre attributable to FCRT. adjusted to exclude: i) impairment of non-depreciable real estate; ii) gains or losses from extinguishment of debt; and iii) other transactional items, including organizational transformation and termination benefits. We believe EBITDAre, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Definitions

Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	June 30, 2018
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$3,571,405	$109,089	$199,165
Apartments	2,448,945	428,248	1,061,828
Retail	88,036	—	1,159,322
Total Operations	6,108,386	537,337	2,420,315
Recently-Opened Properties/Redevelopment	551,958	280,515	210,762
Corporate	19,371	—	—
Total completed rental properties	6,679,715	817,852	2,631,077
Projects under construction
Office	63,288	—	—
Apartments	243,823	186,761	129,319
Retail	—	—	53,165
Total projects under construction	307,111	186,761	182,484
Projects under development
Office	120,212	—	3,357
Apartments	111,294	9,923	393
Retail	—	—	1,320
Total projects under development	231,506	9,923	5,070
Total projects under construction and development	538,617	196,684	187,554
Land inventory	64,045	6,042	597
Total Real Estate	7,282,377	1,020,578	2,819,228
Less accumulated depreciation	(1,526,714)	(115,673)	(554,767)
Real Estate, net	5,755,663	904,905	2,264,461
Cash and equivalents	462,415	30,216	78,496
Restricted cash	209,880	85,978	24,867
Accounts receivable, net	221,064	12,653	52,057
Notes receivable	400,915	(79,969)	6,296
Investments in and advances to unconsolidated entities	602,383	(65,653)	(620,613)
Lease procurement costs, net	59,243	3,498	38,270
Prepaid expenses and other deferred costs, net	76,302	5,925	12,866
Intangible assets, net	100,643	12,337	2,288
Total Assets	$7,888,508	$909,890	$1,858,988

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	June 30, 2018
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$1,013,444	$29,041	$184,258
Apartments	1,367,851	322,367	662,143
Retail	29,084	—	800,575
Total Operations	2,410,379	351,408	1,646,976
Recently-Opened Properties/Redevelopment	407,194	191,231	128,848
Total completed rental properties	2,817,573	542,639	1,775,824
Projects under construction
Office	—	—	—
Apartments	88,772	89,080	20,423
Retail	—	—	28,279
Total projects under construction	88,772	89,080	48,702
Projects under development
Office	—	—	—
Apartments	8,468	—	—
Retail	—	—	—
Total projects under development	8,468	—	—
Total projects under construction and development	97,240	89,080	48,702
Land inventory	—	—	—
Nonrecourse mortgage debt and notes payable, net	2,914,813	631,719	1,824,526
Revolving credit facility	—	—	—
Term loan, net	333,867	—	—
Convertible senior debt, net	112,855	—	—
Construction payables	86,972	35,114	31,218
Operating accounts payable and accrued expenses	448,099	48,900	114,086
Accrued derivative liability	13,498	1,969	770
Total Accounts payable, accrued expenses and other liabilities	548,569	85,983	146,074
Cash distributions and losses in excess of investments in unconsolidated entities	105,234	(16,495)	(111,612)
Total Liabilities	4,015,338	701,207	1,858,988
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	3,612,605	—	—
Accumulated other comprehensive loss	(4,792)	—	—
Total Stockholders’ Equity	3,607,813	—	—
Noncontrolling interest	265,357	208,683	—
Total Equity	3,873,170	208,683	—
Total Liabilities and Equity	$7,888,508	$909,890	$1,858,988

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Revenues
Rental	$160,364	$16,535	$54,922	$165,964	$16,645	$64,170
Tenant recoveries	26,811	2,449	11,607	28,132	2,119	17,644
Service and management fees	2,291	100	3,076	11,363	86	2,358
Parking and other	8,378	1,064	5,920	13,221	647	4,270
Land sales	9,494	950	7,580	17,762	1,377	21,716
Subsidized Senior Housing	—	—	920	—	—	7,462
Total revenues	207,338	21,098	84,025	236,442	20,874	117,620
Expenses
Property operating and management	62,464	7,157	20,676	78,158	6,448	27,592
Real estate taxes	20,011	2,339	6,274	21,357	2,533	8,870
Ground rent	4,093	50	3,031	3,766	51	2,074
Cost of land sales	2,234	216	7,507	7,694	357	21,340
Subsidized Senior Housing operating	—	—	943	—	—	3,802
Corporate general and administrative	13,412	—	—	14,018	—	—
Organizational transformation and termination benefits	4,949	—	—	6,863	—	—
	107,163	9,762	38,431	131,856	9,389	63,678
Depreciation and amortization	54,442	6,392	19,548	65,747	6,853	23,195
Write-offs of abandoned development projects and demolition costs	—	—	64	1,596	—	396
Total expenses	161,605	16,154	58,043	199,199	16,242	87,269
Operating income	45,733	4,944	25,982	37,243	4,632	30,351
Interest and other income	10,716	385	2,265	9,896	448	451
Net gain on disposition of interest in unconsolidated entities	—	—	9,047	—	—	34,596
Interest expense	(29,000)	(5,290)	(19,670)	(28,901)	(3,970)	(23,926)
Amortization of mortgage procurement costs	(1,294)	(336)	(448)	(1,507)	(341)	(743)
Loss on extinguishment of debt	(1,588)	(860)	(479)	—	—	(2)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	24,567	(1,157)	16,697	16,731	769	40,727
Equity in earnings	7,650	—	(7,650)	6,261	130	(6,131)
Net gain on disposition of interest in unconsolidated entities	9,047	—	(9,047)	35,253	657	(34,596)
	16,697	—	(16,697)	41,514	787	(40,727)
Earnings (loss) before income taxes	41,264	(1,157)	—	58,245	1,556	—
Current income tax expense (benefit)	(450)	—	—	4,462	—	—
Earnings (loss) before loss on disposal of real estate	41,714	(1,157)	—	53,783	1,556	—
Net gain on disposition of full or partial interests in rental properties, net of tax	25,641	—	—	4,526	—	—
Net earnings (loss)	67,355	(1,157)	—	58,309	1,556	—
Noncontrolling interests, gross of tax
(Earnings) loss from continuing operations attributable to noncontrolling interests	1,157	1,157	—	(1,556)	(1,556)	—
Net earnings attributable to Forest City Realty Trust, Inc.	$68,512	$—	$—	$56,753	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Revenues
Rental	$322,911	$34,020	$112,393	$328,413	$32,809	$127,569
Tenant recoveries	55,219	5,073	26,347	54,064	3,865	35,335
Service and management fees	7,854	142	5,100	21,490	127	4,890
Parking and other	15,835	1,994	12,696	24,959	1,655	9,042
Land sales	15,439	1,542	14,515	23,522	1,907	24,568
Subsidized Senior Housing	—	—	1,903	—	—	19,478
Total revenues	417,258	42,771	172,954	452,448	40,363	220,882
Expenses
Property operating and management	133,775	14,926	45,816	156,951	13,724	53,040
Real estate taxes	41,042	4,813	14,189	42,557	4,678	17,647
Ground rent	7,778	98	5,195	7,654	103	4,859
Cost of land sales	5,220	506	13,874	9,695	516	23,408
Subsidized Senior Housing operating	—	—	1,743	—	—	11,810
Corporate general and administrative	25,595	—	—	29,601	—	—
Organizational transformation and termination benefits	20,899	—	—	11,388	—	—
	234,309	20,343	80,817	257,846	19,021	110,764
Depreciation and amortization	109,727	12,931	41,223	129,302	13,549	45,387
Write-offs of abandoned development projects and demolition costs	—	—	6,282	1,596	—	747
Total expenses	344,036	33,274	128,322	388,744	32,570	156,898
Operating income	73,222	9,497	44,632	63,704	7,793	63,984
Interest and other income	21,477	755	2,457	20,168	972	1,976
Net gain on disposition of interest in unconsolidated entities	—	—	83,654	—	—	52,297
Gain on change in control of interests	117,711	—	—	—	—	—
Interest expense	(55,967)	(10,306)	(40,837)	(56,876)	(7,534)	(47,346)
Amortization of mortgage procurement costs	(2,600)	(661)	(1,104)	(2,729)	(628)	(1,640)
Loss on extinguishment of debt	(3,976)	(979)	(479)	(2,843)	—	(1,625)
Earnings before income taxes and earnings (loss) from unconsolidated entities	149,867	(1,694)	88,323	21,424	603	67,646
Equity in earnings	4,669	—	(4,669)	15,539	190	(15,349)
Net gain on disposition of interest in unconsolidated entities	84,006	352	(83,654)	52,954	657	(52,297)
	88,675	352	(88,323)	68,493	847	(67,646)
Earnings (loss) before income taxes	238,542	(1,342)	—	89,917	1,450	—
Current income tax expense (benefit)	959	—	—	4,513	—	—
Earnings (loss) before gain on disposal of real estate	237,583	(1,342)	—	85,404	1,450	—
Net gain (loss) on disposition of interest in development project, net of tax	6,227	—	—	(113)	—	—
Net gain on disposition of full or partial interests in rental properties, net of tax	23,107	—	—	13,829	—	—
Net earnings (loss)	266,917	(1,342)	—	99,120	1,450	—
Noncontrolling interests, gross of tax
(Earnings) Loss from continuing operations attributable to noncontrolling interests	1,342	1,342	—	(1,450)	(1,450)	—
Net earnings attributable to Forest City Realty Trust, Inc.	$268,259	$—	$—	$97,670	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix

The interest expense and capital expenditure information shown below is for all of our consolidated investments. See the following pages in the appendix for further information on noncontrolling interest share of these items plus our share of our unconsolidated investments’ interest expense and capital expenditures.
Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of debt.

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$40	$11	$—	$203	$4	$—
Interest incurred	35,748	6,737	21,087	35,195	4,510	26,467
Interest capitalized	(6,788)	(1,458)	(1,417)	(6,497)	(544)	(2,541)
Net interest expense	$29,000	$5,290	$19,670	$28,901	$3,970	$23,926

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$(1,610)	$36	$—	$(827)	$13	$—
Interest incurred	69,951	12,407	44,006	68,951	8,689	52,747
Interest capitalized	(12,374)	(2,137)	(3,169)	(11,248)	(1,168)	(5,401)
Net interest expense	$55,967	$10,306	$40,837	$56,876	$7,534	$47,346

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Operating properties:
Office Segment	$12,431	$154	$436	$9,555	$337	$535
Apartment Segment	9,537	842	4,787	10,106	824	7,995
Retail Segment	190	—	2,915	392	—	6,749
Total operating properties	22,158	996	8,138	20,053	1,161	15,279
Corporate Segment	760	—	—	364	—	—
Tenant improvements:
Office Segment	6,184	283	184	17,746	218	733
Retail Segment	847	—	3,776	1,769	—	6,702
Total capital expenditures	$29,949	$1,279	$12,098	$39,932	$1,379	$22,714

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of June 30, 2018

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$144,379	$5,337	$68,730	$207,772	$95,234	$3,899	$75,383	$166,718
Weighted average rate	4.20%	3.64%	5.55%	4.66%	4.10%	4.22%	6.06%	4.98%
Variable:
Variable-rate debt	178,671	95,661	17,819	100,829	190,791	52,898	104,043	241,936
Weighted average rate	4.49%	4.36%	4.46%	4.61%	3.96%	3.88%	4.35%	4.15%

Tax-Exempt	—	—	—	—	8,500	—	20,000	28,500
Weighted average rate	—	—	—	—	4.54%	—	3.09%	3.52%
Total variable-rate debt	178,671	95,661	17,819	100,829	199,291	52,898	124,043	270,436
Total Nonrecourse Debt	$323,050	$100,998	$86,549	$308,601	$294,525	$56,797	$199,426	$437,154
Weighted Average Rate	4.36%	4.33%	5.33%	4.64%	4.02%	3.91%	4.87%	4.43%

	Year Ending December 31, 2020				Year Ending December 31, 2021
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$128,884	$5,485	$85,361	$208,760	$166,314	$4,923	$10,341	$171,732
Weighted average rate	5.19%	3.93%	5.05%	5.16%	4.68%	3.49%	4.42%	4.69%
Variable:
Variable-rate debt	88,987	—	4,026	93,013	24,407	—	500	24,907
Weighted average rate	4.48%	—	4.23%	4.47%	4.65%	—	2.82%	4.61%

Tax-Exempt	—	—	—	—	—	—	—	—
Weighted average rate	—	—	—	—	—	—	—	—
Total variable-rate debt	88,987	—	4,026	93,013	24,407	—	500	24,907
Total Nonrecourse Debt	$217,871	$5,485	$89,387	$301,773	$190,721	$4,923	$10,841	$196,639
Weighted Average Rate	4.90%	3.93%	5.02%	4.95%	4.67%	3.49%	4.35%	4.68%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of June 30, 2018

	Year Ending December 31, 2022				Thereafter
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$203,713	$23,648	$87,875	$267,940	$1,055,792	$196,020	$1,177,810	$2,037,582
Weighted average rate	4.82%	4.88%	4.33%	4.66%	3.94%	4.23%	4.00%	3.95%
Variable:
Variable-rate debt	201	—	—	201	23,197	—	—	23,197
Weighted average rate	4.37%	—	—	4.37%	4.05%	—	—	4.05%

Tax-Exempt	—	—	24,682	24,682	636,140	254,147	165,077	547,070
Weighted average rate	—	—	2.41%	2.41%	2.41%	2.37%	2.85%	2.56%
Total variable-rate debt	201	—	24,682	24,883	659,337	254,147	165,077	570,267
Total Nonrecourse Debt	$203,914	$23,648	$112,557	$292,823	$1,715,129	$450,167	$1,342,887	$2,607,849
Weighted Average Rate	4.82%	4.88%	3.91%	4.47%	3.37%	3.18%	3.86%	3.66%

	Total
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$1,794,316	$239,312	$1,505,500	$3,060,504
Weighted average rate	4.23%	4.26%	4.26%	4.24%
Variable:
Variable-rate debt	506,254	148,559	126,388	484,083
Weighted average rate	4.28%	4.19%	4.36%	4.33%

Tax-Exempt	644,640	254,147	209,759	600,252
Weighted average rate	2.43%	2.37%	2.82%	2.60%
Total variable-rate debt	1,150,894	402,706	336,147	1,084,335
Total Nonrecourse Debt	$2,945,210	$642,018	$1,841,647	$4,144,839
Net unamortized mortgage procurement costs	(30,397)	(10,299)	(17,121)	$(37,219)
Total Nonrecourse Debt, net	$2,914,813	$631,719	$1,824,526	$4,107,620
Weighted Average Rate	3.85%	3.50%	4.10%	4.01%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2018 (in thousands)

	Three Months Ended June 30, 2018
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$86,596	$64,406	$1,635	$152,637	$7,727	$—	$160,364
Tenant recoveries	22,403	2,443	1,746	26,592	219	—	26,811
Service and management fees	463	1,209	234	1,906	385	—	2,291
Other revenues (includes Subsidized Senior Housing)	1,398	3,697	62	5,157	12,715	—	17,872
	110,860	71,755	3,677	186,292	21,046	—	207,338
Expenses
Property operating and management	(25,237)	(25,349)	(3,570)	(54,156)	(8,308)	—	(62,464)
Real estate taxes	(12,383)	(6,679)	(333)	(19,395)	(616)	—	(20,011)
Ground rent	(3,187)	(482)	(111)	(3,780)	(313)	—	(4,093)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(2,234)	(18,361)	(20,595)
	(40,807)	(32,510)	(4,014)	(77,331)	(11,471)	(18,361)	(107,163)
Less organizational transformation and termination benefits	—	—	—	—	—	4,949	4,949
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	10,716	10,716
Adjusted EBITDA attributable to Fully Consolidated Entities	$70,053	$39,245	$(337)	$108,961	$9,575	$(2,696)	$115,840
Exclude:
Land sales	—	—	—	—	(9,494)	—	(9,494)
Other land development revenues	—	—	—	—	(3,845)	—	(3,845)
Cost of land sales	—	—	—	—	2,234	—	2,234
Other land development expenses	—	—	—	—	1,722	—	1,722
Corporate general and administrative expenses	—	—	—	—	—	13,412	13,412
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(10,716)	(10,716)
Subtotal NOI exclusions	$—	$—	$—	$—	$(9,383)	$2,696	$(6,687)
Net Operating Income attributable to Fully Consolidated Entities	$70,053	$39,245	$(337)	$108,961	$192	$—	$109,153
NOI exclusions per above							6,687
Depreciation and Amortization							(54,442)
Interest Expense							(29,000)
Amortization of mortgage procurement costs							(1,294)
Loss on extinguishment of debt							(1,588)
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							(4,949)
Earnings (loss) from unconsolidated entities							16,697
Earnings (loss) before income taxes							$41,264
Margin % (based on Adjusted EBITDA)	63.2%	54.7%	(9.2)%	58.5%	45.5%	0.0%	55.9%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2018 (in thousands) (continued)

	Three Months Ended June 30, 2018
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,380	$10,696	$—	$14,076	$2,459	$—	$16,535
Tenant recoveries	1,839	538	—	2,377	72	—	2,449
Service and management fees	(1)	4	—	3	97	—	100
Other revenues (includes Subsidized Senior Housing)	54	526	—	580	1,434	—	2,014
	5,272	11,764	—	17,036	4,062	—	21,098
Expenses
Property operating and management	(1,709)	(3,912)	—	(5,621)	(1,536)	—	(7,157)
Real estate taxes	(802)	(1,173)	—	(1,975)	(364)	—	(2,339)
Ground rent	(81)	31	—	(50)	—	—	(50)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(216)	—	(216)
	(2,592)	(5,054)	—	(7,646)	(2,116)	—	(9,762)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	385	385
Adjusted EBITDA attributable to Fully Consolidated Entities	$2,680	$6,710	$—	$9,390	$1,946	$385	$11,721
Exclude:
Land sales	—	—	—	—	(950)	—	(950)
Other land development revenues	—	—	—	—	(383)	—	(383)
Cost of land sales	—	—	—	—	216	—	216
Other land development expenses	—	—	—	—	169	—	169
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(385)	(385)
Subtotal NOI exclusions	$—	$—	$—	$—	$(948)	$(385)	$(1,333)
Net Operating Income attributable to Fully Consolidated Entities	$2,680	$6,710	$—	$9,390	$998	$—	$10,388
NOI exclusions per above							1,333
Depreciation and Amortization							(6,392)
Interest Expense							(5,290)
Amortization of mortgage procurement costs							(336)
Loss on extinguishment of debt							(860)
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							—
Earnings (loss) before income taxes							$(1,157)
Margin % (based on Adjusted EBITDA)	50.8%	57.0%	0.0%	55.1%	47.9%	0.0%	55.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2018 (in thousands) (continued)

	Three Months Ended June 30, 2018
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$6,187	$24,144	$23,176	$53,507	$1,415	$—	$54,922
Tenant recoveries	1,321	252	9,846	11,419	188	—	11,607
Service and management fees	742	1,527	86	2,355	721	—	3,076
Other revenues (includes Subsidized Senior Housing)	522	2,043	4,081	6,646	7,774	—	14,420
	8,772	27,966	37,189	73,927	10,098	—	84,025
Expenses
Property operating and management	(2,346)	(8,068)	(8,224)	(18,638)	(2,038)	—	(20,676)
Real estate taxes	(847)	(1,926)	(3,257)	(6,030)	(244)	—	(6,274)
Ground rent	(1,720)	(249)	(1,062)	(3,031)	—	—	(3,031)
Other expenses (includes Subsidized Senior Housing)	—	(943)	—	(943)	(7,507)	—	(8,450)
	(4,913)	(11,186)	(12,543)	(28,642)	(9,789)	—	(38,431)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(64)	—	(64)
Interest and other income	—	—	—	—	—	2,265	2,265
Adjusted EBITDA attributable to Fully Consolidated Entities	$3,859	$16,780	$24,646	$45,285	$245	$2,265	$47,795
Exclude:
Land sales	—	—	—	—	(7,580)	—	(7,580)
Other land development revenues	—	—	—	—	(27)	—	(27)
Cost of land sales	—	—	—	—	7,507	—	7,507
Other land development expenses	—	—	—	—	37	—	37
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	64	—	64
Interest and other income	—	—	—	—	—	(2,265)	(2,265)
Subtotal NOI exclusions	$—	$—	$—	$—	$1	$(2,265)	$(2,264)
Net Operating Income attributable to Fully Consolidated Entities	$3,859	$16,780	$24,646	$45,285	$246	$—	$45,531
NOI exclusions per above							2,264
Depreciation and Amortization							(19,548)
Interest Expense							(19,670)
Amortization of mortgage procurement costs							(448)
Loss on extinguishment of debt							(479)
Net gain on disposition of interest in unconsolidated entities							9,047
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							(16,697)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	44.0%	60.0%	66.3%	61.3%	2.4%	0.0%	56.9%

	Six Months Ended June 30, 2018
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$171,488	$130,991	$4,097	$306,576	$16,335	$—	$322,911
Tenant recoveries	46,434	4,878	3,523	54,835	384	—	55,219
Service and management fees	1,072	2,990	2,241	6,303	1,551	—	7,854
Other revenues (includes Subsidized Senior Housing)	3,338	7,166	196	10,700	20,574	—	31,274
	222,332	146,025	10,057	378,414	38,844	—	417,258
Expenses
Property operating and management	(53,526)	(53,415)	(6,678)	(113,619)	(20,156)	—	(133,775)
Real estate taxes	(24,884)	(14,077)	(739)	(39,700)	(1,342)	—	(41,042)
Ground rent	(6,187)	(982)	(221)	(7,390)	(388)	—	(7,778)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(5,220)	(46,494)	(51,714)
	(84,597)	(68,474)	(7,638)	(160,709)	(27,106)	(46,494)	(234,309)
Less organizational transformation and termination benefits	—	—	—	—	—	20,899	20,899
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	21,477	21,477
Gain on disposition of interest in development project	—	—	—	—	6,512	—	6,512
Adjusted EBITDA attributable to Fully Consolidated Entities	$137,735	$77,551	$2,419	$217,705	$18,250	$(4,118)	$231,837
Exclude:
Land sales	—	—	—	—	(15,439)	—	(15,439)
Other land development revenues	—	—	—	—	(6,038)	—	(6,038)
Cost of land sales	—	—	—	—	5,220	—	5,220
Other land development expenses	—	—	—	—	4,794	—	4,794
Corporate general and administrative expenses	—	—	—	—	—	25,595	25,595
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(21,477)	(21,477)
Gain on disposition of interest in development project	—	—	—	—	(6,512)	—	(6,512)
Subtotal NOI exclusions	$—	$—	$—	$—	$(17,975)	$4,118	$(13,857)
Net Operating Income attributable to Fully Consolidated Entities	$137,735	$77,551	$2,419	$217,705	$275	$—	$217,980
NOI exclusions per above							13,857
Depreciation and Amortization							(109,727)
Interest Expense							(55,967)
Amortization of mortgage procurement costs							(2,600)
Loss on extinguishment of debt							(3,976)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							117,711
Organizational transformation and termination benefits							(20,899)
Gain on disposition of interest in development project							(6,512)
Earnings (loss) from unconsolidated entities							88,675
Earnings (loss) before income taxes							$238,542
Margin % (based on Adjusted EBITDA)	62.0%	53.1%	24.1%	57.5%	47.0%	0.0%	55.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2018 (in thousands) (continued)

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2018 (in thousands) (continued)

	Six Months Ended June 30, 2018
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$6,774	$22,866	$—	$29,640	$4,380	$—	$34,020
Tenant recoveries	3,838	1,114	—	4,952	121	—	5,073
Service and management fees	—	(4)	—	(4)	146	—	142
Other revenues (includes Subsidized Senior Housing)	113	1,086	—	1,199	2,337	—	3,536
	10,725	25,062	—	35,787	6,984	—	42,771
Expenses
Property operating and management	(3,574)	(8,037)	—	(11,611)	(3,315)	—	(14,926)
Real estate taxes	(1,601)	(2,480)	—	(4,081)	(732)	—	(4,813)
Ground rent	(160)	62	—	(98)	—	—	(98)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(506)	—	(506)
	(5,335)	(10,455)	—	(15,790)	(4,553)	—	(20,343)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	755	755
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$5,390	$14,607	$—	$19,997	$2,431	$755	$23,183
Exclude:
Land sales	—	—	—	—	(1,542)	—	(1,542)
Other land development revenues	—	—	—	—	(602)	—	(602)
Cost of land sales	—	—	—	—	506	—	506
Other land development expenses	—	—	—	—	537	—	537
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(755)	(755)
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,101)	$(755)	$(1,856)
Net Operating Income attributable to Fully Consolidated Entities	$5,390	$14,607	$—	$19,997	$1,330	$—	$21,327
NOI exclusions per above							1,856
Depreciation and Amortization							(12,931)
Interest Expense							(10,306)
Amortization of mortgage procurement costs							(661)
Loss on extinguishment of debt							(979)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Gain on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							352
Earnings (loss) before income taxes							$(1,342)
Margin % (based on Adjusted EBITDA)	50.3%	58.3%	0.0%	55.9%	34.8%	0.0%	54.2%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2018 (in thousands) (continued)

	Six Months Ended June 30, 2018
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$12,313	$46,804	$50,995	$110,112	$2,281	$—	$112,393
Tenant recoveries	2,665	750	22,677	26,092	255	—	26,347
Service and management fees	1,333	2,475	552	4,360	740	—	5,100
Other revenues (includes Subsidized Senior Housing)	1,021	4,145	8,780	13,946	15,168	—	29,114
	17,332	54,174	83,004	154,510	18,444	—	172,954
Expenses
Property operating and management	(4,506)	(16,583)	(19,707)	(40,796)	(5,020)	—	(45,816)
Real estate taxes	(1,716)	(4,076)	(8,023)	(13,815)	(374)	—	(14,189)
Ground rent	(2,305)	(505)	(2,385)	(5,195)	—	—	(5,195)
Other expenses (includes Subsidized Senior Housing)	—	(1,743)	—	(1,743)	(13,874)	—	(15,617)
	(8,527)	(22,907)	(30,115)	(61,549)	(19,268)	—	(80,817)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(6,282)	—	(6,282)
Interest and other income	—	—	—	—	—	2,457	2,457
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$8,805	$31,267	$52,889	$92,961	$(7,106)	$2,457	$88,312
Exclude:
Land sales	—	—	—	—	(14,515)	—	(14,515)
Other land development revenues	—	—	—	—	(391)	—	(391)
Cost of land sales	—	—	—	—	13,874	—	13,874
Other land development expenses	—	—	—	—	82	—	82
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	6,282	—	6,282
Interest and other income	—	—	—	—	—	(2,457)	(2,457)
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$5,332	$(2,457)	$2,875
Net Operating Income attributable to Fully Consolidated Entities	$8,805	$31,267	$52,889	$92,961	$(1,774)	$—	$91,187
NOI exclusions per above							(2,875)
Depreciation and Amortization							(41,223)
Interest Expense							(40,837)
Amortization of mortgage procurement costs							(1,104)
Loss on extinguishment of debt							(479)
Net gain on disposition of interest in unconsolidated entities							83,654
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Gain on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							(88,323)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	50.8%	57.7%	63.7%	60.2%	(38.5)%	0.0%	51.1%